                                                                    Exhibit 99.1


                            SUPPORT/VOTING AGREEMENT



                                                                October 10, 1996


Video Sentry Corporation
6365 Carlson Drive
Eden Prairie, Minnesota 55346


                 Re:      Support/Voting Agreement

Ladies and Gentlemen:

                 The undersigned understands that VIDEO SENTRY CORPORATION, a Minnesota corporation ("VIDEO"), KNOGO NORTH AMERICA, INC., a Delaware corporation ("KNOGO"), SENTRY TECHNOLOGY CORPORATION, a Delaware corporation ("SENTRY"), VIKING MERGER CORP., a Minnesota corporation and a wholly owned subsidiary of SENTRY ("VMC"), and STRIP MERGER CORP., a Delaware corporation and wholly owned subsidiary of SENTRY ("SMC") are entering into an Agreement and Plan of Reorganization and Merger, dated the date hereof (the "Agreement"), providing for, among other things, the merger of SMC with and into KNOGO (the "Merger").

                 The undersigned is a stockholder of KNOGO (the "Stockholder") and is entering into this letter agreement to induce you to enter into the Agreement and to consummate the transactions contemplated thereby.

                 The Stockholder confirms its agreement with VIDEO as follows:

                 1.       The Stockholder represents, warrants and agrees that
Schedule I annexed hereto sets forth the shares of the capital stock of KNOGO of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) is the record or beneficial owner (the "Shares") and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates own or hold any rights to acquire any additional shares of the capital stock of KNOGO (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

                 2. The Stockholder agrees that it will not, will not permit any company, trust or other entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) with your prior written consent or (iii) as disclosed in Schedule I.

                 3. The Stockholder agrees to, will cause any company, trust or other entity controlled by the Stockholder to, and will cause its affiliates to, cooperate fully with you in connection with the Agreement and the transactions contemplated thereby. The Stockholder agrees that it will not, will not permit any such company, trust or other entity to, and will not permit any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives), solicit any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving KNOGO, or the acquisition of any capital stock or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of KNOGO, or any combination of the foregoing (a "Competing Transaction"); provided, however, that nothing herein shall prevent the Stockholder from taking any action or omitting to take any action (i) solely as a member of the Board of Directors of KNOGO required so as not to violate such Stockholder's fiduciary obligations as a Director as so advised by outside counsel or (ii) if Stockholder is an officer of KNOGO, as directed by the Board of Directors of KNOGO so long as such direction was not made in violation of any of the terms of the Agreement.

                 4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder or its affiliates, or over which the Stockholder or any of its affiliates has voting power or control, directly or indirectly (including any common shares of KNOGO acquired after the date hereof), at the record date for any meeting of stockholders of KNOGO called to consider and vote to approve the Merger and the Agreement and/or the transactions contemplated thereby will be voted by the Stockholder or its affiliates in favor thereof and that neither the Stockholder nor any of its affiliates will vote such Shares in favor of any Competing Transaction.

                 5. The Stockholder has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms.

                 6. The Stockholder agrees that damages are an inadequate remedy for the breach by Stockholder of any term or condition of this letter agreement and that you shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce our agreements herein.

                 This letter agreement may be terminated at the option of any party at any time upon the earlier of (i) termination of the Agreement and (ii) the Effective Time (as defined in the Agreement). Please confirm that the foregoing correctly states the understanding between us by signing and returning a counterpart hereof.




                                       Very truly yours,


                                       By:
                                          --------------------------------
                                       For: [Shareholder]




Confirmed as of the date
first above written.

Video Sentry Corporation


By:
   -------------------------------
   Name:
   Title:





                                       3